         EXHIBIT 10.4 STOCK BUY AND SELL AGREEMENT



                          STOCK BUY AND SELL AGREEMENT











                                         Prepared by:
                                         Larry A. Koch
                                         MASLON EDELMAN BORMAN & BRAND, LLP

                                         3300 Wells Fargo
                                         Center 90 South Seventh
                                         Street Minneapolis,
                                         Minnesota 55402-4140
                                         (612) 672-8200




      Copyright, 1999, 2000, 2001, 2002 Maslon Edelman Borman & Brand, LLP

                  (i) STOCK BUY AND SELL AGREEMENT

         THIS AGREEMENT is entered into effective as of the ____ day of August, 2002 (the "Effective Date"), by and among Encore Acquisition Corporation, a Minnesota corporation (the "Company"), and Michael Bell ("Bell").

                                  INTRODUCTION

         The Company issues to Bell and Bell owns 20,000 shares of the Common Stock of the Company representing 20% of the outstanding common stock of the Company as of the date hereof. The Stock was issued on condition that Bell execute this Buy & Sell Agreement.

         The parties hereto believe it to be in their best interests to restrict the transfer of such stock and any other stock of the Company Bell may acquire in the future and to provide for the orderly future disposition of such shares if certain contingencies occur.

                  (ii) AGREEMENT

         NOW, THEREFORE, in consideration of the facts stated above, which are a part of this Agreement, the parties agree as follows:


                RESTRICTIONS ON TRANSFER AND GENERAL DEFINITIONS

         Restrictions on Transfer.

                  Governing Principle.

                           No Transfer (defined below) or attempted Transfer of
                  Shares (defined below) during lifetime or at death, whether voluntary or involuntary, or with or without consideration, will be effective and binding upon Bell or the Company unless the parties first comply with all of the applicable provisions of this Agreement relative to any such transfer.

                           During the first ten (10) years of this Agreement,
                  Bell shall not Transfer nor attempt to Transfer all or any of the Shares to any person or entity other than the Company or Navarre Corporation (Navarre) without the prior written consent of the Company and Navarre.

                  Compliance with Securities Laws. No Transfer of any Shares shall be made or be effective unless and until such Transfer complies with all federal and state securities laws applicable to such transaction. At the request of the Company, the Transferring Shareholder shall deliver to the Company an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Company, to the effect that the Transfer satisfies this Section.

                  Conditions to Transfer. No Transfer or attempted Transfer of Shares by Bell during lifetime or at death, whether voluntary or involuntary, or with or without consideration, whether or not permitted under the terms of this Agreement, will be effective and binding upon the Company unless the parties to the Transfer first comply with the provisions of this Agreement that are relative to any such transfer including the following conditions:

                           Any Shares Transferred shall remain subject to this
                  Agreement as if they were held by the Shareholder, except that the Transferee(s) shall be substituted for the Shareholder or the Shareholder's legal representative with respect to any notices, payments or Transfer of Shares under this Agreement.

                           The Company and the Other Shareholders may require
                  the Transferee(s) and any beneficial owners of the Transferred Shares, including, but not limited to, any beneficiaries, partners or their guardians, to sign reasonable acknowledgments that the Shares Transferred are subject to the terms of this Agreement and powers of attorney authorizing the execution of documents necessary to insure compliance with the terms of this Agreement.

                           The Shareholder shall give the Company prompt written
                  notice of the Transfer together with such information regarding the Transferee(s), or the trustee(s) as the case may be, and any beneficial owners, as the Company may reasonably request.

                  Transfers Not In Compliance. In the event any purported Transfer of Shares by Bell does not comply with this Agreement, the purported Transferee or successor by operation of law shall not be deemed to be a shareholder of the Company for any purpose and shall not be entitled to any of the rights of a shareholder, including, without limitation, the right to vote the Shares or to receive a certificate for the Shares or any dividends or other distributions on or with respect to the Shares.

         General Definitions. In addition to the terms defined above and elsewhere in this Agreement, the following capitalized terms, for purposes of this Agreement, have the respective meanings set forth below:

                  "Affiliate" shall have the meaning set forth in Rule 405 promulgated under the Securities Act.

                  "Affected Shares" means Shares subject to an actual or proposed Voluntary or Involuntary Transfer, an Option or a right of first refusal hereunder.

                  "Bell" means Michael Bell.

                  "Business Day(s)" means any weekday excluding Sundays, Saturdays and federal holidays.

                  "Direct Lineal Descendants" of an individual means his or her children, grandchildren, great grandchildren and so on, by natural birth or legal adoption; including without limitation (i) any illegitimate child acknowledged by his or her parent as the parent's child, if the parent is such individual or his or her Direct Lineal Descendant; and (ii) the Direct Lineal Descendants of such child.

                  "Involuntary Transfer" means a Transfer by legal process as described in Section 2.3.2.2.

                  "Involuntary Transferee" means a person or entity that receives Shares by reason of an Involuntary Transfer under Section
         2.3.2.2 of this Agreement or a successor in title to such Affected Shares.

                  "Option" means the right or option of any Shareholder or the Company to acquire Affected Shares pursuant to Article 2 hereof.

                  "Option Period" means, unless another option period is specifically provided, the thirty (30) day period following the date on which the last of the Other Shareholders received written notice of a proposed Transfer, unpermitted Transfer or Involuntary Transfer of Affected Shares or the occurrence of any other event giving rise to a right or option to acquire Affected Shares, in which the Permitted Transferees may elect to purchase such Affected Shares pursuant to the terms of this Agreement.

                  "Other Shareholders" means shareholders other than Bell who hold shares other than Shares Transferred directly or indirectly from Bell.

                  "Other Shares" means shares of stock of the Company held by Other Shareholders.

                  "Permitted Affiliate" means an Affiliate of the Shareholder the equity interests of which are held solely by the Shareholder, Shareholder's spouse, Direct Lineal Descendant, parents, Permitted Trusts and Permitted Partnerships.

                  "Permitted Partnership" means a partnership, the equity interests of which are held solely by the Shareholder, Shareholder's spouse, Direct Lineal Descendant, parents, Permitted Trusts and Permitted Affiliates.

                  "Permitted Transfer" means any voluntary Transfers of Affected Shares as permitted under this Agreement.

                  "Permitted Transferee" means (except as provided below):

                           the Shareholder's Spouse,

                           the Shareholder's Lineal Descendants,

                           the Shareholder's Parents,
                           a Permitted Affiliate,

                           a Permitted Trust,

                           a Permitted Partnership,

                           the Company,

                           in the event of the dissolution, liquidation or
                  winding up of any Shareholder that is a trust, partnership, limited liability company or corporation, the beneficiaries of a trust that is a Shareholder, the partners of a partnership that is such Shareholder, the members of a limited liability company that is such Shareholder, the stockholders of a corporation that is such Shareholder, or a successor trust all of the beneficiaries of which, a successor partnership all of the partners of which, or a successor limited liability company all of the members of which, or a successor corporation all of the stockholders of which, are the Persons who were the partners of such partnership, members of such limited liability company or the stockholders of such corporation immediately prior to the dissolution, liquidation or winding up of such Person, or any Person to whom Shares are Transferred in
                  compliance with the terms of this Agreement.

                           Notwithstanding the foregoing, if the Company is an
                  "S corporation" under the Internal Revenue Code, a Permitted Transferee shall not include any of the foregoing Persons whose ownership of any Shares would cause the Company to cease to be an "S corporation".

                  "Permitted Trust" means any of the Trusts described below:

                           A revocable trust created by the Shareholder
                  primarily for the Shareholder's benefit during his or her lifetime and/or for his spouse, Direct Lineal Descendants, parents or charities are the primary beneficiaries upon his/her death.

                           An irrevocable trust created by the Shareholder
                  primarily for the benefit of his or her spouse, Direct Lineal Descendants and/or parents.

                  "Person" shall mean any individual, trust or trustee, firm, partnership, limited liability company, corporation or other entity, and shall include any successor (by merger or otherwise) of any such individual or entity.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Shareholder" means unless the context otherwise requires a different meaning, Michael Bell, any direct or indirect Transferee of any of the Shares to whom any Affected Shares are Transferred in accordance with the terms of this Agreement and solely for purposes of subjecting any purported Transferee to the terms of this Agreement, any Transferee of any of the Shares even if the Transfer was not in compliance with the terms of this Agreement, such Transferee not being entitled to vote, to receive distributions or otherwise exercise or be entitled to any rights, distributions or preferences on liquidation of the Company.

                  "Shares" means the Shares set forth in the Introduction and any other Shares of the capital stock of the Company held directly or indirectly by Bell or a Shareholder as defined herein.

                  "Transfer" means (i) as a noun, any actual or proposed or attempted voluntary or involuntary, directly or indirectly through the transfer of interests in controlled Affiliates or otherwise transfer (by operation of law, bankruptcy proceedings, court order, testamentary instrument or otherwise), sale, exchange, gift, assignment, pledge, hypothecation, or other encumbrance, foreclosure of a security interest upon, or other disposition of an item or the consummation of any such transaction, or the agreement or soliciting of any offer or agreement to consummate any of the foregoing; or (ii) as a verb, to voluntarily or involuntarily cause or attempt to cause a Transfer of an item. "Transferred" means, as an adjective, that an item has been the subject of a Transfer.

                  "Transferee" means a person or entity that has received a Transfer of an item.

                  "Transferee Shareholder" means a Shareholder who is a Transferee of Affected Shares pursuant to a Transfer of Shares by Bell or a Shareholder who is a Transferee of Shares directly or indirectly from Bell.

                  "Transferring Shareholder" means a Shareholder who Transfers Affected Shares.

                  "Transferor" means any person or entity that Transfers Affected Shares.


                      PERMITTED TRANSFERS/PURCHASE OPTIONS

         Transfers to Permitted Transferees. A Shareholder may Transfer all or part of the Shareholder's Shares to Permitted Transferees as specified in this
Section 2.1 but only after complying with all conditions to such Transfer set forth in this Agreement including but not limited to the conditions set forth in
Section 1.1 and this Section 2.1. The Shareholder shall give the Company prompt written notice of the Transfer (in no event later than thirty (30) days after the Transfer) together with such information regarding the Transferees as the Company may reasonably request.

         Transfers to Other than Permitted Transferees. A Shareholder may Transfer his or her Shares to a Person other than a Permitted Transferee, but only as and to the extent provided for in this Agreement and only after complying with all of the terms and conditions set forth herein for such a Transfer, including, but not limited to, the provisions of Section 2.3.

         Options to Purchase.

                  General. Upon the occurrence of an Option Event, the Company shall have the Option to purchase the Affected Shares on the terms set forth herein for each such Option Event. If the Company does not exercise the Option granted under this Section, the Other Shareholders whose Shares are not the Affected Shares shall have an Option to purchase the Affected Shares as provided in Article 3.

                  Option Events.

                           Voluntary Transfers to Non-Permitted Transferees.

                                    Any Shareholder who desires to voluntarily
                           Transfer all or any of his or her Shares to any Person other than a Permitted Transferee shall first offer the Affected Shares for sale to the Company. Any such offer shall be made in writing to the Company by the Transferor and shall contain the name and address of each person to whom such Shareholder intends to Transfer such Affected Shares and the consideration, if any, and other terms and conditions of the intended Transfer. Except in the case of a Transfer without consideration, the Company may, prior to the Transfer of any Shares hereunder, require evidence of a bona fide offer to purchase or provide such Shares as security.

                                    After receipt of the Offer, and during the
                           Option Period as described in Section 2.3, the Company shall have the Option, exercised as provided in Section 2.3.3, to purchase all (but not less than all) of the Affected Shares at the price and on the terms set forth below:

                                    If the Shareholder offers Affected Shares
                           intending to sell or exchange such Shares, the Company may purchase all such Affected Shares either
                           (i) at the price and on the terms and conditions of the intended sale or exchange, as stated in the Transferor's offer, or (ii) at the price and on the terms specified in Articles 4 and 5 hereof, whichever the Company elects.

                                    If the Shareholder offers Affected Shares
                           intending to Transfer, pledge or otherwise encumber, or otherwise dispose of such Affected Shares in any manner not described in Article 2, the Company shall have the Option to purchase such Shares at the price and on the terms specified in Articles 4 and 5 hereof.

                                    If the Company does not exercise the Option
                           granted under this Section, the Other Shareholders whose shares are not the Affected Shares shall have an Option to purchase the Affected Shares as provided in Article 3.

                                    If neither the Company nor any of such Other
                           Shareholders exercise their respective options, then the Transferor may Transfer the Affected Shares but only (i) in strict accordance with the terms of the Offer made to the Company, (ii) during a period of thirty (30) days following the expiration of the Other Shareholders' Option, (iii) solely to the persons or entities identified in the Offer to the Company, and (iv) only if such persons or entities, in writing, accept and become bound by all the terms and conditions of this Agreement. If the Transferor's proposed disposition is not consummated within such thirty (30) day period, such Shares shall again be subject to all the terms and conditions of this Agreement.

                           Involuntary Transfers.

                                    In the event of any Involuntary Transfer of
                           all or any of the Shares of any Shareholder by reason of (i) sale pursuant to a levy of execution, (ii) foreclosure of pledge, (iii) garnishment, (iv) attachment, (v) property settlement in a marriage dissolution proceeding, or (vi) other legal process, such Shareholder shall notify the Company in writing in advance of such impending Transfer.

                                    If any such Involuntary Transfer of the
                           Affected Shares does occur, then each resulting Involuntary Transferee of Affected Shares shall be deemed (whether or not the Company received notice of such Transfer) to be a Shareholder solely for purposes of this Section 2.3.2.2 subject to this Agreement and such Involuntary Transferee shall immediately offer the Affected Shares for sale to the Company.

                                    The Company shall have the Option during the
                           Option Period set forth in Section 2.3 to purchase all (but not less than all) such Affected Shares (i) at the price and on the terms under which the Affected Shares were acquired by such Involuntary Transferee, or (ii) at the price and on the terms specified in Articles 4 and 5 hereof, whichever the Company elects.

                                    Such offer by an Involuntary Transferee
                           shall be made in writing to the Company and shall disclose the terms and conditions of the acquisition of such Affected Shares by such Involuntary Transferee.

                                    If the Company does not exercise the Option
                           granted under this Section, the Other Shareholders whose Shares are not the Affected Shares shall have an Option to purchase the Affected Shares as provided in Article 3.

                                    If neither the Company nor any of such Other
                           Shareholders exercise their respective options, then the Affected Shares in the hands of the Involuntary

                           Transferee, shall remain subject to the terms and conditions of this Agreement as if such Involuntary Transferee was a Shareholder.

                           Bankruptcy.

                                    If, pursuant to any bankruptcy proceeding,
                           title to a Shareholder's Shares passes other than to the bankruptcy estate of such Shareholder, the Company shall have the Option for a period of six (6) months from the date the Company receives notice of such Transfer to purchase some or all of such Shares at the price and on the terms specified in Articles 4 and 5 hereof.

                                    If the Company does not exercise the Option
                           granted under this Section, then the Other
                           Shareholders whose Shares are not the Affected Shares shall have an Option to purchase some or all of such Affected Shares as provided in Article 3.

                                    If neither the Company nor any of such Other
                           Shareholders exercise their respective Options with respect to all of the Affected Shares, then the Affected Shares in the hands of any persons or entities who receive them from the bankruptcy estate shall remain subject to the terms and conditions of this Agreement.

                           Sale of Assets. Upon sale of substantially all of the
                  Company's assets, the Company shall have the Option during the Option Period to purchase all (but not less than all) of the Shares at the price equal to the net price per share which would be paid to all Shareholders upon liquidation of the Company in the manner provided by law immediately after such sale after payment of or establishment of reserves for all liabilities of the Company.

                           Sale of Substantially all of the Other Shares. Upon
                  the sale of substantially all of the Other Shares of the Company to Persons or entities in one or more related transactions, the Company shall have the Option to purchase all, but not less than all, of the Shares belonging to the Shareholder at the average price and on substantially the terms at which the holders of the Other Shares sold their Other Shares in the Company.

                           Death of Bell. Upon the death of Bell, the Company
                  shall have an Option to purchase for a period of nine (9) months from the later of (i) the date on which a personal representative is appointed, or (ii) if none is appointed, the date of Bell's death, all, but not less than all, of the Shares held by Bell, his heirs, or his estate, or any Transferee Shareholder, at the price equal to and on the terms specified in Articles 4 and 5 hereof.

                           Termination of Bell's Employment Other Than by Death.
                  If Bell's employment with the Company terminates for any reason other than his death, the Company shall have the Option during the Option Period to purchase all (but not less than all) of the Shares owned by Bell or any Transferee Shareholder at the price and on the terms specified in Articles 4 and 5 hereof.

                  Exercise of Option.

                           The exercise of any Option by the Company pursuant to
                  this Article 2 shall be accomplished by mailing or personally delivering written notice of such exercise to the Shareholder of the Affected Shares or to his or her Transferee or legal representative, as the case may be, within the Option Period. Failure to give such written notice of exercise within the Option Period shall constitute a rejection of the Offer or waiver of the Option as the case may be.

                           If any such Option is not fully exercised by the
                  Company, then on or prior to the last day of the Option Period, the Company shall mail or otherwise deliver written notice of such non-exercise to all Other Shareholders.

         Restriction on Company Purchase. Notwithstanding any other provisions of this Agreement, the Company shall neither elect nor be obligated to purchase any Shares if the payment of the Purchase Price would render the Company unable to pay its debts in the ordinary course of business or would violate any terms of any agreement to which the Company is a party provided such agreement was entered into in the ordinary course of business and not with a view to prevent redemptions under this Agreement.

         Transferee Stock. If the Company has the right or Option to purchase the Shares held by the Shareholder, subject to the Option as provided in Article 3, the Company shall have the right and Option, but not the obligation, to purchase any of the Transferred Shares previously owned by the Shareholder and Transferred by the Shareholder whether such Transferee was or was not a Permitted Transferee unless such right was expressly waived in writing by the Company and the Other Shareholders. If the Company has the right, Option or obligation to purchase the Affected Shares held by the Shareholder, subject to the Option as provided in Article 3, the Company shall have the right, Option and obligation to purchase any of the Transferred Shares previously owned by the Shareholder unless such right was expressly waived in writing by the Company and the Other Shareholders.

         Required Purchase of Shares.

                  Bell's  Put Right.

                           Within thirty (30) days after any calendar quarter
                  beginning on or after the Effective Date, Bell, at his sole option, may cause the Company to repurchase that number of Shares which when added to all Shares previously purchased by the Company pursuant to this Section is equal to or less than fifty percent (50%) of 20,000 as adjusted for any stock splits multiplied by the Acquisition Percentage (defined below) (the "Put Right") at the purchase price per share determined pursuant to Section 0. Bell shall exercise the Put Right by delivering written notice of same to the Company in compliance with Section 0.

                           Within thirty (30) days after the end of any calendar
                  quarter beginning after the date which is five (5) years after the Effective Date, Bell, at his sole option, may cause the Company to repurchase all or any of Shares not previously purchased pursuant to this Section 2.6.1.1 at the purchase price determined under Section 0.

                  Deceased Shareholder's Put Option. After the death of Bell, the personal representative of Bell (or if no personal representative is appointed, Bell's heirs at law, devisees and any Permitted Transferees who are Shareholders but only as and to the extent that they received a Transfer of Shares from Bell) may during each of the five (5) consecutive twelve (12) month periods beginning on Bell's death require the Company to purchase from such personal representative, heirs at law, devises or Permitted Transferees in each such twelve (12) month period up to twenty percent (20%) of the Shares held by such personal representative, heirs at law, devisees or Permitted Transferees, as the case may be, at the price and on the terms specified in Articles 4 and 5 hereof. To require such purchase, the personal representative, heirs at law, devisees or Permitted Transferees, as applicable, shall mail or personally deliver written notice of such required purchase to the Company.

                  Tag-Along Rights. Except as provided below, if during a twenty-four (24) month period, the Other Shareholders sell more than fifty percent (50%) of their Other Shares to one or more Persons who are not Affiliates of the Company or the Transferring Other Shareholder, in one or a series of related transactions, such Other Shareholders or the Company shall provide Bell and each Shareholder who is a Transferee of Bell (each a "Notice Recipient") and the Company with not less than twenty (20) business days' prior written notice of such proposed sale, which notice shall include all of the material terms and conditions of such proposed sale and which shall identify such Shares and such purchaser (the "Sale Notice"); and each Notice Recipient shall have the Option, exercisable by written notice to the Company or such Transferring Other Shareholder within ten (10) business days after receipt of the Sale Notice, to require the Transferring Other Shareholders to arrange for such purchaser to purchase the same percentage (the "Percentage") of such Shares then owned by such Notice Recipient as the ratio of the total number of such Other Shares which are to be sold by the Other Shareholders pursuant to the proposed sale to the total number of such Shares owned by the Other Shareholders immediately prior to such Transfer, or any lesser amount of such Shares as such Notice Recipient shall desire, together with the Other Shares at the same time as, and upon the same terms and conditions (including all direct or indirect consideration or compensation) at which, the Other Shareholders sell their Other Shares. If a Notice Recipient shall so elect, the Other Shareholders shall either (a) arrange for the proposed purchaser to purchase all (or such portion as such Notice Recipient shall specify) of the same Percentage of such Shares then owned by such Notice Recipient at the same time as, and upon the same terms and conditions at which the Other Shareholders sell their Other Shares, including any related covenant not to compete or similar restriction, provided that, if such purchaser shall elect to purchase only such aggregate number of such Shares as originally agreed with the Other Shareholders, then the number of such Shares to be sold by the Other Shareholders and all Notice Recipients electing to participate in the proposed sale shall be reduced pro rata to such aggregate number, or (b) not effect the proposed sale to such purchaser. In the event that a Notice Recipient does not exercise its right to participate in such sale or declines to so participate, the Other Shareholders shall have one hundred twenty (120) days from the date of such Sale Notice to consummate the transaction on terms substantially no more favorable than those set forth therein without being required to provide an additional Sale Notice to the Shareholders.


                         PURCHASE BY OTHER SHAREHOLDERS

         Other Shareholders' Option to Purchase. If any Option granted by
Article 2 is not exercised by the Company, then such Option shall be considered to have been granted to the Other Shareholders whose Shares are not subject to any such Option. For a period of thirty (30) days commencing on the day following the expiration of the Company's Option Period, such Other Shareholders shall have the right and Option to purchase all (but not less than all) of such Affected Shares at the same terms and per-share price at which such Affected Shares were made available to the Company under Article 2. If the Company had an election under Article 2 regarding the per-share price and terms, the per-share price and terms for purchase by the Shareholders under this Section shall be the per-share price and terms elected by the vote of a majority of the Other Shares owned by the Other Shareholders exercising the Option to purchase the Shares.

         Procedure. The exercise of any Option by a Other Shareholder to purchase Affected Shares pursuant to Section 3.1 shall be accomplished by mailing or personally delivering written notice of such exercise to the Shareholder (or his or her Transferee, successor, or legal representative, as the case may be) of the Affected Shares, within the thirty (30)-day Option Period. An Other Shareholder's failure to give such written notice of exercise within the thirty (30)-day period shall constitute a rejection of the Offer made by the Shareholder (or Transferee, successor, or legal representative) of the Affected Shares.

         Proportional Purchases. If more than one Other Shareholder exercises any Option to purchase Affected Shares pursuant to Section 3.1, each Other Shareholder so exercising the Option shall be entitled to purchase the same proportion of the Affected Shares as the total number of Shares owned by such Other Shareholder, on the first day the Option is exercisable, bears to the total number of Other Shares owned on that date by all Other Shareholders electing to exercise that Option.

                                 PURCHASE PRICE

         Purchase Price.

                  Except as otherwise provided in Article 2 or this Article, the Purchase Price of each Share held by a Shareholder shall be the Formula Value of each Share, as determined pursuant to Section 4.2, multiplied by, the Acquisition Percentage set forth in Section 4.1.2.

                  Except as provided below, the Acquisition Percentage shall be as set forth in the following table:


         ------------------------------------------------------------------------------------ -----------------

                                                                                                 Acquisition
                  The Period in which the Termination of Bell's Employment                       Percentage
         occurs or the occurrence of the event giving rise to the Option to buy or the Put, which ever is earlier:
         ------------------------------------------------------------------------------------ -----------------
                  After the Date hereof and on or before September 30, 2002                                 1%
         ------------------------------------------------------------------------------------ -----------------

                  On or after October 1, 2002 and on or before December 31, 2002                            4%
         ------------------------------------------------------------------------------------ -----------------

                  On or after January 1, 2003 and on or before March 31, 2003                              10%
         ------------------------------------------------------------------------------------ -----------------

                  On or after April 1, 2003 and on or before June 30, 2003                                 15%
         ------------------------------------------------------------------------------------ -----------------

                  On or after July 1, 2003 and on or before September 30, 2003                             20%
         ------------------------------------------------------------------------------------ -----------------

                  On or after October 1, 2003 and on or before December 31, 2003                           25%
         ------------------------------------------------------------------------------------ -----------------

                  On or after January 1, 2004 and on or before March 31, 2004                              30%
         ------------------------------------------------------------------------------------ -----------------

                  On or after April 1, 2004 and on or before June 30, 2004                                 35%
         ------------------------------------------------------------------------------------ -----------------

                  On or after July 1, 2004 and on or before September 30, 2004                             40%
         ------------------------------------------------------------------------------------ -----------------

                  On or after October 1, 2004 and on or before December 31, 2004                           45%
         ------------------------------------------------------------------------------------ -----------------

         ------------------------------------------------------------------------------------ -----------------
                  On or after January 1, 2005 and on or before March 31, 2005                              50%
         ------------------------------------------------------------------------------------ -----------------

                  On or after April 1, 2005 and on or before June 30, 2005                                 55%
         ------------------------------------------------------------------------------------ -----------------

                  On or after July 1, 2005 and on or before September 30, 2005                             60%
         ------------------------------------------------------------------------------------ -----------------

                  On or after October 1, 2005 and on or before December 31, 2005                           65%
         ------------------------------------------------------------------------------------ -----------------

                  On or after January 1, 2006 and on or before March 31, 2006                              70%
         ------------------------------------------------------------------------------------ -----------------

                  On or after April 1, 2006 and on or before June 30, 2006                                 75%
         ------------------------------------------------------------------------------------ -----------------

                  On or after July 1, 2006 and on or before September 30, 2006                             80%
         ------------------------------------------------------------------------------------ -----------------

                  On or after October 1, 2006 and on or before December 31, 2006                           85%
         ------------------------------------------------------------------------------------ -----------------

                  On or after January 1, 2007 and on or before March 31, 2007                              90%
         ------------------------------------------------------------------------------------ -----------------

                  On or after April 1, 2006 and on or before June 30, 2007                                 95%
         ------------------------------------------------------------------------------------ -----------------

                  On or after July 1, 2007                                                                100%
         ------------------------------------------------------------------------------------ -----------------

                  Notwithstanding the foregoing table, the Acquisition Percentage shall be one hundred percent (100%):

                           Upon a termination of Bell's employment with the
                  Company by the Company for any reason (including but not limited to death or disability) other than Cause as defined herein, or the reduction of Bell's responsibilities in the Company for any reason other than Cause; or

                           Upon the occurrence of a Change of Control as defined
                  herein; or

                           Upon Bell's termination of his employment by the
                  Company for Good Reason as defined below.

                  Cause.  Termination for "Cause" shall mean:

                           the willful and continued failure by Bell to
                  substantially perform his material duties under his Employment Agreement with the Company (other than any such failure resulting from Bell's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by Bell for Good Reason), after written demand for substantial performance of his material duties is delivered by the Company that specifically identifies the manner in which the Company believes Bell has not substantially performed his material duties, or the willful engaging by Bell in misconduct which is
                  materially injurious to the Company, monetarily or otherwise. No act, or failure to act, on Bell's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

                           Notwithstanding the foregoing, Bell shall not be
                  deemed to have been terminated for Cause without (i) reasonable notice to Bell setting forth the reasons for the Company's intention to terminate for Cause, (ii) an opportunity for Bell, together with his counsel, to be heard before the Board, (iii) delivery to Bell of a Notice of Termination from the Board finding that in the good faith opinion of the Board Bell was guilty of conduct set forth above in Sections 0 or 0 hereof, and specifying the particulars thereof in detail and (iv) a period not to exceed thirty (30) days after such Notice of Termination to cure such breach provided that Bell shall be entitled to only one cure period within any twelve (12) consecutive monthly period.

                  Change in Control. A "Change in Control" of the Company shall occur if:

                           any person (as defined in Sections 3 (a) (9) and
                  13(d)(3) of the '34 Act) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated pursuant to the '34 Act), directly or indirectly, of more than 50% of combined voting power of Navarre or the Company's then outstanding securities; provided, however, that if any such person is now the beneficial owner of more than 50% of such voting power as of the date of execution of this Agreement, the present existence of such ownership shall not constitute a "Change in Control" unless such person changes in identity or composition or the same person becomes the beneficial owner, directly or indirectly, of 50% of such voting power; or

                           the occurrence within any twelve (12)-month period
                  during the term of the Agreement of a change in the Board with the result that the Incumbent Members (those directors who were directors as of the date hereof or whose replacements were approved by such directors) do not constitute a majority of the Board; or
                           the merger or consolidation with or into another
                  corporation other than an Affiliate of Navarre, but only if such transaction results in which the shareholders of the Company immediately before such event do not hold directly or indirectly more than fifty percent (50%) of the voting stock of the merged or consolidated companies; or

                           the consummation of an agreement to sell or otherwise
                  dispose of all or substantially all of the Company's assets (including a plan of liquidation).

                  Good Reason. Termination for "Good Reason" shall mean one or more of the following:

                           A demeaning or a material adverse involuntary change
                  in Bell's duties, status, title or position as Chief Executive Officer of the Company, such as the removal of Bell as Chief Executive Officer of the Company, or a material reduction of his responsibilities without the consent of Bell; or

                           A material change in the principle business of the
                  Company.

                           a reduction by the Company in Bell's base salary as
                  in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement; or

                           an involuntary transfer of Bell's place of work to a
                  location which is more than fifty miles from Bell's place of work as of the date hereof; or

                           any material breach by the Company of any provision
                  of this Agreement or Bell's Employment Agreement with the Company which is not cured within 30 days (10 days in the event of a failure to pay money) of written notice to the Company of such breach, provided, that the Company shall be entitled to only one such breach in any twelve (12) consecutive monthly period.

         Formula Value.

                  The "Formula Value" of each Affected Share shall be determined as of the end of the month preceding the month in which the Company's sixty (60)-day option period commences to run pursuant to Article 2, or as of the end of the month immediately preceding the date of the deceased Shareholder's death or the date of the notice of required purchase under Section 2.6.1 or the end of the month immediately preceding the date on which Bell exercises his Put Right , whichever applies, and shall be equal to (a) the amount determined under Section 0, divided by (b) the total number of shares of common stock (voting and non-voting) then outstanding.

                  The amount determined under this Section shall be equal to:
         (a) the Weighted Net Sales (defined below) multiplied by thirteen and one-half percent (13.5%), plus (b) the Weighted EBITDA (defined below) multiplied by four hundred percent (400%), minus

         (c) Acquisition Cost (defined below), minus (d) New Debt (defined below), minus (e) New Leases (defined below), and minus (f) any amount previously paid to Bell pursuant to this Agreement.

                  Definitions.  For purposes of Section 0:

                           "Net Sales" shall mean the Company's gross sales less
                  returns and allowances for the immediately preceding four quarters, determined in accordance with generally accepted accounting principles.

                           "EBITDA" shall mean earnings before interest, income
                  taxes, depreciation and amortization for the immediately preceding fiscal year, determined in accordance with generally accepted accounting principles.

                           "Acquisition Cost" shall mean the sum of Ten million
                  Dollars ($10,000,000.00).

                           "New Debt" means outstanding principle and accrued
                  interest attributable to any interest bearing debt existing on the date of exercise of the Put Right but not assumed in connection with the purchase of the assets of the Company.

                           "New Leases" means the present value of minimum lease
                  commitments, determined as of the date of exercise of the Put Right in accordance with generally accepted accounting principles, less the present value of minimum lease commitments on the date the assets of the Company were purchased by Navarre and/or its affiliated entities.

                            "Weighted EBITDA" means an amount equal to: (a) the
                  sum of (i) the EBITDA for the most recent completed fiscal year of the Company multiplied by three, plus (ii) the EBITDA for the fiscal year of the Company next preceding the most recent completed four quarters of the Company, divided by (b) four (4).

                           "Weighted Net Sales" means an amount equal to: (a)
                  the sum of (i) the Net Sales for the most recent completed four quarters of the Company multiplied by three, plus (ii) the Net Sales for the four quarters nos. 5, 6, 7 and 8 divided by (b) four (4).

                  The Formula Value shall be determined, by the independent public accountants then serving the Company, in accordance with generally accepted accounting principles applied consistently with the principles previously followed in preparing annual financial statements of the Company. The expense of determining the Formula Value shall be borne by the selling Shareholder (or his or her transferee or legal representative, as the case may be) if the Shareholder is exercising any right under this Agreement to have his Shares purchased and by the Company if the Company is exercising its right or option to purchase Shares pursuant to this Agreement.

                            PAYMENT OF PURCHASE PRICE

         Payment in Cash or by Installments. Except as otherwise provided in
Article 2, the Purchase Price of any Affected Shares purchased by the Company or any Shareholder pursuant to this Agreement shall be payable in installments by delivery of a negotiable promissory note of the purchaser, substantially in the form attached hereto as Exhibit 5.1, payable in forty-eight (48) equal monthly installments of principal and interest, commencing on the date of tender as provided in Section 6.1, and bearing interest from the date of tender at the mid-term applicable federal rate, compounded monthly (determined under Internal Revenue Code Section 1274(d)). Notwithstanding the foregoing, the payment hereunder shall not be less than the amount necessary to pay any payment due under any obligation to the Company arising in connection with the acquisition of such Shares by Bell from the Company.


                              CLOSING AND SECURITY

         Closing of Purchase. If the Company is required to purchase Shares pursuant to Article 2 or if the Company exercises any of its Options under
Article 2 to purchase Shares, then within thirty (30) days after the event giving rise to the Company's purchase obligation or the expiration of the Company's Option Period under Article 2, whichever applies, the Company shall tender to the selling Shareholder or other offeror, as the case may be, the Purchase Price for such Shares, in cash or as otherwise provided in Article 5. If any Shareholders exercise any of their Options to purchase Shares pursuant to
Article 3, then within thirty (30) days after the expiration of the Shareholders' Option Period, the Shareholders exercising such Option shall tender the Purchase Price for the Shares in cash or as otherwise provided in
Article 5. Coincident with the payment of said Purchase Price, the Shareholder or other offeror shall deliver the certificate or certificates representing such Shares to the Company, duly endorsed in blank for transfer of record upon the books of the Company. In the case of a purchase from a transferee or legal representative of a Shareholder, the certificates shall be accompanied by satisfactory evidence of its title.

         Security for Installment Payments. If the Company or any Shareholder acquiring any Affected Shares pays all or a portion of the purchase price in installments, the certificates representing the Affected Shares so purchased, together with a stock power and pledge agreement reasonably acceptable to the Transferring Shareholder and signed by the Transferee Shareholder indicating that such Shares have been pledged as security for the payment shall thereupon be delivered to the Company and the Company shall deliver new certificates for the Affected Shares so purchased in the name of the Transferee Shareholder or the Company as the case may be and such certificates shall be delivered together with the pledge agreement to the Transferring Shareholders.

                  If such pledge agreement is not effective under applicable law, the certificates together with the stock power shall be delivered by the Transferring Shareholder in escrow to a bank or other institution agreed upon by the Transferring Shareholder and the Company or the Transferee Shareholder, to serve as security for the payment of the promissory note issued by the acquiring Shareholder or the Company as the case may be. If the purchaser is other than the Company, then the Shares held in escrow shall, for so long as the purchaser is not in default under the terms of such promissory note, be treated as though they were held by the Transferee Shareholder for the purposes of voting, dividends and other rights. In the event that a default under the terms of such promissory note remains uncured for thirty (30) days after written notice of such default is given to the maker of the note, the holder of the note may take either or both of the following actions:

                           The holder of the note may declare the full amount of
                  such note (including accrued interest, collection costs and attorneys' fees) due and payable forthwith by so notifying the maker of the note.

                           The escrow agent shall, upon request of the holder of
                  the note and subject to all applicable securities laws, offer such Shares for public or private sale after ten (10) days notice to the Company (and any other maker of the note), and the maker of such a note hereby waives all other notice and legal requirements for foreclosure. The proceeds of any such sale shall be applied first to expenses of sale (including legal expenses), then to sums due on such note, and then to the maker of the note.

                           Upon payment in full of such note, the escrow agent
                  shall release the certificates representing the Transferred Shares securing the note to the pledgor of such Shares.


                REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS

         Representations and Warranties of the Company. The Company represents and warrants to each Shareholder, as of the date hereof, as follows:

                  Corporate Authority. The Company has full power and authority to execute, deliver and perform this Agreement;

                  Due Authorization. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (iii) the rights to indemnity hereunder may be limited by federal or state securities laws or the public policy underlying such laws;

                  No Conflict. The execution, delivery and performance of this Agreement by the Company do not violate or conflict with or constitute a default under (i) the Company's certificate of incorporation or by-laws, (ii) any judgment, order or decree, or statute, law, ordinance, rule or regulation, of any governmental entity applicable to the Company or (iii) any material agreement to which it is a party or by which it or its property is bound;

                  Registration Rights. Except as provided herein, no other party is entitled to any registration or similar right with respect to any securities of the Company; and

                  Voting Agreements. Except as set forth herein, the Company is not aware of any voting trust, voting agreement or arrangement with respect to any of its voting securities.

         Representations and Warranties of the Shareholders. Each Shareholder individually represents and warrants to each other Shareholder and the Company as follows:

                  Corporate Authority. The Shareholder has full power, capacity and authority to execute, deliver and perform this Agreement;

                  Due Authorization. This Agreement has been duly and validly authorized, executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (iii) the rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws; and

                  No Conflict. The execution, delivery and performance of this Agreement by the Shareholder do not violate or conflict with or constitute a default under (A) the Shareholder's organizational documents, (B) any judgment, order or decree or statute, law, ordinance, rule or regulation of any governmental entity applicable to the Shareholder, or (C) any material agreement to which it is a party or by which it or its property is bound.


                         LEGEND AND CONSENT TO AGREEMENT

         Legend.

                  Contemporaneously with the execution of this Agreement, the Shareholders shall deliver to the Company certificates for all Shares and the Company shall cause a legend, reading as follows, to be conspicuously endorsed on each certificate:

                                    "NOTICE"

                           The transfer or pledge of the Shares represented by
                  this Certificate is restricted by, and subject to, the provisions of a certain Stock Buy and Sell Agreement between the Company and Michael Bell, dated ______, 2002, providing restrictions on the transfer of this stock. A copy of said Stock Buy and Sell Agreement is on file at the registered office of the Company. By accepting this Certificate the holder thereof agrees to be bound by the terms of said Stock Buy and Sell Agreement.

                  During the term of this Agreement, a legend reading as above shall be conspicuously endorsed on each certificate representing Shares hereafter issued by the Company. The failure of (a) the Shareholders to surrender their stock certificates, or (b) the Company to endorse a legend on the certificates shall not void this Agreement as between the parties to the Agreement or any Person with knowledge of this Agreement.

         Filing of Agreement. An executed counterpart of this Agreement shall be placed and remain on file at the registered office of the Company.

         Transferee Consent to Agreement. No sale, Transfer, assignment, exchange, pledge, encumbrance or other disposition of Shares shall be made by any Shareholder (or his or her transferee or legal representative) to any person (including any individual, partnership, corporation or other entity) unless and until such person shall agree in writing to take such Shares subject to, and shall subscribe to the terms and conditions of, this Agreement. Any person who so agrees in writing to take Shares subject to, and subscribes to the terms and conditions of this Agreement shall become a "Shareholder" as that term is used in this Agreement and shall be entitled to the benefits of, and shall be bound by, this Agreement.


                                    REMEDIES

         It is understood and agreed by the parties hereto that, in the event of any breach (whether threatened or hereafter existing) of this Agreement, the measure of damages at law to the affected party would be difficult to ascertain and the remedy at law would be inadequate. Accordingly, it is specifically agreed that any party hereto shall be entitled to any and all appropriate equitable remedies, including without limitation, the remedies of specific performance and temporary and permanent injunctions to affirmatively enforce the terms and conditions of this Agreement, as well as temporary or permanent injunctive relief prohibiting threatened or existing breaches of this Agreement. Such equitable remedies as shall be available from time to time during the term of this Agreement, shall be cumulative, not exclusive, and shall be in addition to any other remedies which the party may have at law or otherwise. For purposes of this Agreement, time shall be considered of the essence.

                         SHAREHOLDER CONTROL PROVISIONS

         Voting Rights. It is the intent of the parties that neither Bell nor any Transferee of Bell shall have limited right to exercise the voting rights attributable to the Shares. To that end, Bell and his Transferees hereby irrevocably assigns to the Other Shareholders as of the date hereof in proportion to their ownership of Stock in the Company ("Current Shareholders") that portion of Bell and his Transferees' voting rights determined by subtracting the corresponding to Acquisition Percentage (determined as if the Employee's employment had terminated as of the earlier of , the actual termination of Bell's employment or the date of the vote on any issue coming before the shareholders of the Company) set forth in Section 0 from 100%. To the extent necessary to effectuate the parties' intent, Bell and his Transferees hereby grant such Current Shareholders an irrevocable proxy to vote the Shares held by Bell and his Transferees and further agree, as necessary, to exercise all voting rights with respect to the Shares which the Other Shareholders are entitled to vote as may be directed by each Current Shareholder from time to time with respect to such Current Shareholder's pro rata share of the voting rights of the Shares and to execute and deliver all documents reasonably requested by such Current Shareholders to effectuate such rights. In addition, Bell and his Transferees hereby irrevocably appoint the Current Shareholders as their lawful attorney-in-fact, with full right of substitution, to execute such documents and take such action for and on behalf of Bell and his Transferees as may be necessary or appropriate to effectuate the intent of the parties with respect to such voting rights.


                            COVENANT NOT TO COMPETE.

         Covenant Not To Compete.

                  In consideration of the purchase of all or part of the Share of owned by Bell or his Transferee's, Bell hereby agrees that, during the "Restricted Period" (defined below), Bell shall not, without the Company's prior written consent (which may be withheld with or without reason), "engage or be interested, directly or indirectly" (as hereinafter defined), whether alone or together with or on behalf of or through any "other entity" (as hereinafter defined), whether as sole proprietor, partner, investor, stockholder, or any type of principal whatever, or as agent, technical advisor (except as Bell is employed by the Company), lender, trustee, beneficiary, or otherwise, in any phase of the "Restricted Business" in the "Restricted Area" (defined below) with any Customer (as defined below) or any Prospective Customer (as defined below).

         Definitions.

                  Except as provided below, the term "Restricted Business" as used herein means any business any part of which consists of the [design, manufacture and/or sale and servicing of equipment and supplies of the type sold by the Company at any time] and likewise includes any business of a kind in whole or in part similar to that engaged in by the Company. The term "Restricted Business" shall not include [Exclusions].

                  The term "other entity" as used herein means any person, firm, partnership, association, trust, venture, corporation or business organization, entity or enterprise, or any combination thereof.

                  The term "engage or be interested, directly or indirectly" as used herein shall include, without limitation, giving advice or technical or financial assistance by loan, guarantees, stock transactions or in any other manner or to any other entity doing or about to do such Restricted Business in the Restricted Area covered by this Agreement, but shall not by itself include the ownership of less than one percent (1%) of the outstanding stock of a corporation the shares of which are publicly traded (other than shares of the Company).

                  The "Restricted Period" means the period commencing on the date hereof and ending on the earlier of (i) the date that Bell no longer is receiving or being paid his salary and benefits or (ii) the date which is five (5) years after the date that the Bell ceases to render services to the Company under this Agreement for any reason.

                  The "Restricted Area" means any location in the world where the Company has sold products during the one (1) year period ending on the date hereof.

                  The term "Customers" as used herein means any person or entity that has purchased goods or services form the Company during the one
         (1) year period ending on the date of the Bell's termination of employment.

                  The term "Prospective Customers" as used herein means any other entity that the Company has actively sought as a customer during the one (1) year period ending on the date of the Bell's termination of employment.

         Extended Duration. The duration of the foregoing covenant shall be extended beyond the time period set forth therein for a period equal to the duration of any breach or default of such covenant by Bell.


                                     GENERAL

         Benefit and Assignment. This Agreement shall bind and, except as otherwise stated herein, shall inure to the benefit of the parties hereto, their successors, assigns, heirs and legal representatives, as the case may be. The Company, by action of its Board of Directors, may assign, in whole or in part, with or without consideration, any option or other rights given it hereunder to the Shareholders on a pro rata basis.

         Termination. This Agreement shall terminate upon the voluntary written agreement of all parties to this Agreement or, except as otherwise specifically provided hereunder, upon the bankruptcy, receivership or dissolution of the Company. Upon the termination of this Agreement, the Shareholders shall surrender to the Company their certificates for their Shares and the Company shall issue to them new certificates for an equal number of Shares without the legend set forth in Section 8.1 hereof.

         Notices.

                  Any and all notices provided for in this Agreement shall be in writing and sent, by prepaid registered or certified mail, to the respective party's address, as set forth below:

                  If to the Company:        To the address of the Company's principal office.
                  If to a Shareholder:      To the address last shown for the Shareholder in
                                            the records of the Company or to such other
                                            address as the Shareholder may hereafter designate
                                            by written notice to the other parties.

                  Any party hereto may change its address by notice to the other parties given as set forth above. Any notice and any payment due hereunder shall be deemed given or paid, as the case may be, when mailed as set forth above.

         Proxy. For so long as this Agreement is in effect, if any Shareholder fails or refuses to vote that Shareholder's Shares pursuant to this Agreement, then, without further action by such Shareholder, each other Shareholder shall have an irrevocable proxy coupled with an interest to vote such Shareholder's Shares in accordance with this Agreement, and each Shareholder hereby grants to the other Shareholders such irrevocable proxy coupled with an interest.

         Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and contains all of the terms and conditions thereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

         Amendment. This Agreement may be altered, amended or terminated only by a writing signed by the Company and all the Shareholders.

         Construction. This Agreement shall be governed by and construed according to the laws of the State of Minnesota without regard to such state's principles regarding conflict of laws. Venue for any proceeding regarding the terms of this Agreement or the enforcement thereof shall be only in Hennepin County, Minnesota. The headings and captions are for the benefit of the reader and shall not be taken into account in interpreting the terms of this Agreement.

         Jury Trial/Arbitration. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER AND ALL SUCH DISPUTES SHALL BE SETTLED BY BINDING ARBITRATION PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN MINNEAPOLIS, MINNESOTA AND THE ORDER OF SUCH ARBITRATORS SHALL BE CONCLUSIVE, FINAL AND BINDING ON ALL PARTIES HERETO AND MAY BE ENTERED AS A JUDGMENT IN ANY COURT HAVING JURISDICTION OVER THE PARTIES.

         Severability. If any provision of this Agreement is held to be unlawful or unenforceable in any respect by a court of competent jurisdiction, such provision shall be severed and shall not affect the validity or enforceability of the remaining provisions. Further, if any provision of this Agreement is held to be over broad, such provision shall be deemed amended to narrow the application to the extent necessary to render the provision enforceable according to applicable law.

         Counterparts. This Agreement may be executed in any number of counter-parts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above stated.

                                            ENCORE ACQUISITION CORPORATION


                                            By  ________________________________
                                                Its ____________________________
                                                               "COMPANY"


                                                ________________________________
                                                        Michael Bell
                                                             "SHAREHOLDER"

         LIMITED GUARANTY


         The undersigned hereby guarantees the collection of all amounts payable by Encore Acquisition Corporation ("Encore") to Michael Bell pursuant to that certain Stock Buy & Sell Agreement dated August 1, 2002 between Encore and Michael Bell (the "Buy & Sell Agreement") during the twelve month period beginning on the Effective Date of the Buy & Sell Agreement but only as and to the extent that the undersigned as received disproportionate distributions of cash or property from Encore.

         This Guaranty shall be governed by the laws of the State of Minnesota without regard to such State's conflict of laws principles.

         Executed this ___ day of August, 2002.

         Navarre Corporation


         By: ________________________
         Its: _________________________

                                   EXHIBIT 5.1

                                 PROMISSORY NOTE

$______________                                           Minneapolis, Minnesota
                                                          -----------, ---------

         FOR VALUE RECEIVED, _____________________________ ("Maker"), promises to pay to the order of [Holder] ("Holder") at its office at [Holder's Address] or at such other place as the Holder hereof may from time to time designate in writing, in lawful money of the United States of America, the principal sum of ____________________ and ___/100 Dollars ($___________), together with interest from the date hereof on the principal balance from time to time unpaid at the rate of ____ percent (_____%) per annum compounded (monthly) (annually). In no event shall interest hereunder be in excess of the maximum interest rate permitted by law.

1. The principal sum and interest thereon shall be payable in _______ (___) equal monthly installments of principal and interest, in the amount of _______________________________Dollars ($___________________) each, the first of said installments of principal and interest being due and payable on ______________, 20 ___, and thereafter on the same day of every succeeding month until ______________, 20___, when a final installment will be due and payable, equal to the remaining balance, if any, of principal and accrued interest. All payments hereunder shall be applied first to interest then due and the balance, if any, to be applied on the principal.

2. [Option: At the option of the Holder, the entire principal and interest due under this Note shall be due and payable in full upon (i) the sale of substantially all of the assets of the Maker or (ii) a change in control as defined in Minnesota Statutes '302A.671 or (iii) the merger or consolidation of the Maker with another entity or (iv) the redemption of all or part of the stock of any shareholder owning more than [twenty percent (20%)] of the outstanding shares of stock, by class, of the Maker.]

3. This Note and the obligation hereunder are subject to the terms of that certain Stock Buy-Sell Agreement between the Maker and the Holder dated [date].

4. This Note may be prepaid in whole or in part at any time without payment of any prepayment penalty or fee, but with interest on the unpaid balance until paid in full. Any prepayment shall be applied to principal payments due in the inverse order of the date such principal payments are due and payable.

5. The Maker shall remain liable for the payment of this Note, including interest and any other charges payable hereunder, notwithstanding any extension or extensions of time for payment or any indulgence of any kind that Holder may grant to Maker.

6. The occurrence of any one of the following events shall constitute an event of default under this Note (each such event is hereinafter referred to as an "Event of Default"):

                  6.1 the failure of Maker to make any payment required to be made under this Note on or before the date such payment is required;

                  6.2 the failure of Maker to make any other payment that Maker owes to Holder within five (5) days after such payment is due and payable or the failure of Maker to perform, observe or keep any other obligation that Maker owes to Holder if the same is not cured within the earlier of either (i) five (5) days after notice of such failure is sent by Holder to Maker, or (ii) five (5) days after Maker knew or should have known of such failure;

                  6.3 The occurrence of any of the following events with respect to the Maker of the Note:

                           6.3.1 the admission in writing of insolvency or
                  inability to pay debts generally as they become due;

                           6.3.2 the commission of an act of bankruptcy,
                  including, but not limited to, an assignment for the benefit of creditors, the calling of a meeting of creditors, the appointment of a committee of creditors or a liquidating agent, or an offer of a composition or an extension to creditors;

                           6.3.3 if by the order of a court of competent
                  jurisdiction, a receiver or liquidator or trustee of the Maker is appointed and shall have not been discharged within a period of ten (10) days or if, by decree of such a court, the Maker is adjudicated a bankrupt or any substantial part of his property shall be sequestered and such decree shall continue undischarged and unstayed for a period of ten (10) days after the entry thereof pursuant to the Federal Bankruptcy Code, as it now exists or as it may hereafter be amended or pursuant to any other analogous statute applicable to the Maker as now or hereinafter in effect, shall be filed against Maker and shall not be dismissed within ten (10) days;

                           6.3.4 if the Maker files a petition of voluntary
                  bankruptcy under any provision of any bankruptcy law or a petition to take advantage of any insolvency act, or consents to the appointment of a receiver or receivers for all or any part of its business or consents to the filing of any bankruptcy, arrangement or reorganization petition by or against it under any provision of the bankruptcy law, or (without limiting the generality of the foregoing) the Maker files a petition or answer seeking an arrangement or reorganization of the Maker pursuant to the Federal Bankruptcy Code, as it now exists or as it may hereafter be amended, or pursuant to any other analogous statute applicable to the Maker as now or hereafter in effect;

                           6.3.5 the entry of a judgment or issuance of a writ
                  of attachment or injunction before or after the date of this Note against Maker or against any property of Maker or the commencement of any proceedings supplementary to execution relating to any judgment against Maker and such judgment, writ of attachment, injunction or supplementary proceedings is not stayed, satisfied, vacated, enjoined or bonded-off within ten
                  (10) days from the entry, issuance or commencement thereof;

                           6.3.6 the death or dissolution of Maker;

                           6.3.7 if any material representation, warranty or
                  statement made by Maker to Holder shall be incorrect or misleading in any material respect.

         For purposes of defining an "Event of Default" under this Note, a notice shall be conclusively deemed to have been sent by Holder at the time such notice is deposited with the United States Postal Service.

7. Upon the occurrence of one or more Events of Default, Holder may, at its sole and absolute discretion, declare all outstanding obligations by Maker to Holder, whether evidenced by this Note or any other instrument, although otherwise unmatured or contingent, to be immediately due and payable in full without demand. From and after maturity, whether by acceleration or otherwise, the principal balance hereunder shall bear interest at the "Default Rate", which shall be the lesser of (i) the highest rate permitted by law, or (ii) ten percent (10%). Other provisions of this Note to the contrary notwithstanding, on the occurrence and during the existence of any default, any amounts or payments thereafter held or received by Holder for application to this Note may be applied to any amounts owed under this Note in such manner as Holder may determine, in its sole discretion, regardless of any contrary instructions Holder may receive respecting such application.

8. The Maker agrees to pay on demand the costs of collection, including, without limitation, reasonable attorneys' fees incurred by Holder in collecting or attempting to collect any amount under this Note that is not paid when due or to enforce its rights under this Note. All such costs of collection shall bear interest, payable on demand, from the date of payment thereof by Holder until paid in full by Maker at the rate applicable to the principal amount of this Note.

9. Holder shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver is in writing and signed by an authorized officer of Holder and then only to the extent specifically set forth therein. A waiver on one occasion shall not be construed to be a continuing waiver of such right or remedy on any other occasion.

10. Every person who is at any time liable for the payment of the debt evidenced by this Note hereby waives presentment for payment, demand, notice of nonpayment of this Note, protest and notice of protest, and the right to trial by jury in any litigation arising out of, relating to, or connected with this Note or with any instrument given as security herefor, and hereby agrees that Holder may extend, without affecting their liability hereon, the time for payment of any part of or the whole of the debt evidenced by this Note, at any time, at the request of any other person or entity liable for said debt.

11. Should this Note be signed by more than one person, partnership or corporation or any combination thereof, all of the obligations herein contained shall be considered joint and several obligations of each signer hereof. In such case, the liability of each such signer shall be absolute and unconditional and without regard to the liability of any other party hereto.

12. This Note is given and accepted as evidence of indebtedness only and not in payment of or in satisfaction of any indebtedness or obligation.

13. The form and essential validity of this Note shall be governed by the laws of the State of Minnesota applicable to contracts made and to be performed wholly within Minnesota, without giving effect to conflicts of laws principles. All lawsuits and judicial proceedings regarding the interpretation of this Note, any dispute arising hereunder or the collection of any amount due under this Note shall be brought and heard in the District Court, State of Minnesota, Fourth Judicial District, and Maker hereby consents to such jurisdiction. If any portion of this Note is unenforceable, the remainder of this Note shall continue in full force and effect.

14. Time is of the essence with respect to all of Maker's obligations and agreements under this Note.

15. This Note and all the provisions, conditions, promises and covenants hereof shall inure to the benefit of Holder, its successors and assigns, and shall be binding upon the Maker, his personal representatives, heirs, successors and assigns.


         IN WITNESS WHEREOF, the Maker has caused this Note to be signed on its behalf on the day and year first above written.



                                              ----------------------------------

                                                           "MAKER"

                           UNANIMOUS ACTION IN WRITING
                              IN LIEU OF MEETING OF
                   THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
                         ENCORE ACQUISITION CORPORATION

         The undersigned, constituting all of the members of the Board of Directors and Shareholders of ENCORE ACQUISITION CORPORATION ("Company") do hereby make and adopt the following unanimous action in lieu of a meeting, said action to have the same force and effect as if taken at a meeting of the Board of Directors and Shareholders called and held on the date hereof.

                          AGREEMENTS WITH MICHAEL BELL

         WHEREAS, the Board of Directors of the corporation has determined that it is in the best interests of the Company to continue to employ Michael Bell as its Chief Executive Officer,

         NOW, THEREFORE, BE IT HEREBY

                  RESOLVED, that the Employment Agreement, Stock Purchase Agreement, and Buy & Sell Agreement with Michael Bell in the form attached as Exhibits A, B and C hereto are hereby approved and ratified. The Secretary shall retain one copy of said Agreements as part of the permanent records of the Company.

                  RESOLVED FURTHER, that the officers of the Company be and they hereby are authorized and directed to execute and deliver the aforesaid Agreements for and on behalf of the Company and to settle and approve all details in connection with said Agreement exercising their discretion to the extent that they shall deem appropriate in determining questions which may arise and to approve the final form of said agreement and to execute the same for and on behalf of the Company.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands effective as of the ________ day of __________, 2002.

---------------------------------------     ------------------------------------
Navarre Corporation, Sole Shareholder                Charles Cheney, Director


  --------------------------------------    ------------------------------------
  Eric Paulson, Director                             Jim Sippl, Director


  -------------------------------------     ------------------------------------
  Michael Snow, Director                             Alfred Teo, Director


  -------------------------------------     ------------------------------------
  Tom Weyl, Director                               Dickinson Wiltz, Director

                                    Exhibit A
                     Employment Agreement with Michael Bell

                                    Exhibit B
                        Stock and Unit Purchase Agreement

                                    Exhibit C
                             Buy and Sell Agreement